Exhibit 10.12.4

[Amendment No, 3 to Credit Agreement]

AMENDMENT NO. 3 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT dated              2017 (this “Amendment”) is entered into between MESA AIRLINES, INC., (“Mesa”) and MESA AIR GROUP AIRLINE INVENTORY MANAGEMENT, L.L.C., (together with Mesa, the “Borrowers”), MESA AIR GROUP, INC,; (the “Guarantor”) and CIT BANK, N.A., a national banking association, as lender and administrative agent (“Administrative Agent”).

WHEREAS, the Borrowers, Guarantor and the Administrative Agent have entered into that certain Credit and Guaranty Agreement dated as of August 12, 2016, as amended by Amendment No. 1 to Credit Agreement dated June 5, 2017, as amended by Amendment No. 2 to Credit Agreement dated June 27, 2017 (and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto have agreed to amend the Credit Agreement as provided herein,

NOW THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

Section 1.          Definitions. Tends used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

Section 2.          Amendment to Article 1.01 of the Credit Agreement. The definition of “Borrowing Base Certificate Date” will be deleted in its entirety and replaced with the following:

““Borrowing Base Certificate Date” means (a) the date twenty five (25) days after the end of each fiscal month, (b) each date (limited to once per calendar month) a Borrowing is made in connection with the purchase of (i) any Eligible Spare Engines or (ii) any Eligible Spare Parts Inventory in a single transaction with an aggregate purchase price in excess of $1,000,000, or (c) the date of any Disposition (or more frequently as requested by the Administrative Agent following an Event of Default).”

Section 3.          Amendment to Article 2.05(b)(ii) of the Credit Agreement. Article 2.05(b)(ii) of the Credit Agreement will be deleted in its entirety and replaced with the following:

“(ii) Dispositions and Involuntary Dispositions. The Borrowers shall prepay the Revolving Loans and thereafter, all other Obligations, promptly following the occurrence of any Disposition or Involuntary Disposition that results in a Borrowing Base Deficiency, in an aggregate amount necessary to reduce such Borrowing Base Deficiency to zero (each such prepayment to be applied as set forth in clause (v) below) excluding the proceeds of any voluntary Disposition described in clause (i) of Section 7.05.”

Section 4.          Amendment to Article 6.01(c) of the Credit Agreement. Article 6.01(c) of the Credit Agreement is amended by adding the words “(but only with respect to the First, Second and Third Fiscal Quarters )” following the words “Concurrently with any delivery under clause (a) or (b)”.

[Amendment No, 3 to Credit Agreement]

Section 5.          Amendment to Article 6.02(g) of the Credit Agreement. Article 6.02(g) of the Credit Agreement will be deleted in its entirety and replaced with the following:

“(g)    Borrowing Base Certificate. No later than each Borrowing Base Certificate Date, a Borrowing Base Certificate in accordance with Section 6.21. In the event that the figures in the Borrowing Base Certificate do not reconcile with the final Appraisal figures referred to in Section 6,02(h), the Borrowers will provide a revised Borrowing Base Certificate together with the Appraisals;”

Section 6.          Amendment to Article 6,02(h) of the Credit Agreement. Article 6.02(h) of the Credit Agreement will be deleted in its entirety and replaced with the following:

“(h)    Appraisals. Within (i) thirty (30) days after the end of each Fiscal Quarter ending each June 30 and December 31, a physical Appraisal completed by the Appraiser as of the end of such Fiscal Quarter for all Eligible Spare Engines and Eligible Spare Parts Inventory, in form and substance reasonably acceptable to the Administrative Agent and (ii) thirty (30) days after the end of each Fiscal Quarter ending each March 31 and September 30 only, a desktop Appraisal completed by the Appraiser as of the end of such Fiscal Quarter for all Eligible Spare Engines and Eligible Spare Parts Inventory, in form and substance reasonably acceptable to the Administrative Agent; and” Amendment to Article 6.21 of the Credit Agreement. The first sentence of Article 6.21 of the Credit Agreement shall be deleted in its entirety.

Section 8.          Amendment to Article 7,05 of the Credit Agreement. Article 7.05 of the Credit Agreement will be deleted in its entirety and replaced with the following:

“7.05 Dispositions. Except to the extent otherwise perniitted in the Security Agreement, no Borrower will, nor will any Borrower permit any Subsidiary or any other Person acting by, through or under it to, sell, transfer, lease or dispose of any of the Collateral without the prior written consent of the Administrative Agent, which consent may be withheld in the Administrative Agent’s sole discretion. Notwithstanding the foregoing or anything to the contrary set forth in the Security Agreement, the Borrowers shall be permitted to sell, transfer and dispose of (i) Collateral not constituting Eligible Spare Parts, Platform Spare Parts or Eligible Spare Engines, (ii) Collateral consisting of Eligible Spare Parts or Platform Spare Parts in an amount up to $250,000 per calendar month, and (iii) Collateral consisting of Eligible Spare Engines, in each case, without the consent of the Administrative Agent and without penalty, and solely with respect to clauses (ii) and (iii) above, so long as the Net Cash Proceeds from such sales are used to prepay the Loans in accordance with Section 2,05(b) of this Agreement.”

Section 9.          Ratification. Except as expressly amended hereby, each and all of the turns, provisions and covenants of the Credit Agreement shall remain unchanged and in full force and effect.

Section 10.        Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the state of New York, without regard to choice of law principles.

[Amendment No, 3 to Credit Agreement]

Section 11.        Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

Section 12.        Severability. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

[Amendment No, 3 to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Amendment as of the date first above written.

MESA AIRLINES, INC.

By:

Name:
Tittle:

MESA AIR GROUP AIRLINE
INVENTORY MANAGEMENT, L.L.C.

By:

Name:
Tittle:

MESA AIR GROUP, INC.

By:

Name:
Tittle:

CIT BANK, N.A.

By:

Name:
Tittle: